EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Ultratech, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of February 22, 2007.



FEBRUARY 22, 2007
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Date

THALES FUND MANAGEMENT, LLC

/S/ MAREK T. FLUDZINSKI
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Signature

MAREK T. FLUDZINSKI, CHIEF EXECUTIVE OFFICER
Name/Title


FEBRUARY 22, 2007
-----------------
Date

MAREK T. FLUDZINSKI

/S/ MAREK T. FLUDZINSKI
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Signature